Exhibit 99.2

CONSENT

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form S-4 for Pinnacle Financial Partners, Inc. (“Company”), and any amendments thereto, as a director nominee of Company to be appointed after the consummation of the Avenue merger described therein.

IN WITNESS WHEREOF, the undersigned has executed this Consent effective as of the 13th day of April, 2016.

/s/ Ronald L. Samuels
By:	Ronald L. Samuels